1
NEWS RELEASE

EVEREST RE GROUP,

LTD.

Seon place, 141

Front Street, 4
th

Floor, Hamilton

HM 19, Bermuda
Contacts
Media:

Dawn Lauer

Investors:

Matt Rohrmann
Chief Communications

Officer

Head of Investor

Relations
908.300.7670

908.604.7343
Everest Appoints Brent

Hoffman as Interim

General Counsel; Announces

the

Departure of Sanjoy Mukherjee

HAMILTON,

Bermuda -- (BUSINESS

WIRE) – March 14,

2023

– Everest Re Group, Ltd.
(“Everest”) (NYSE: RE), a global

underwriting leader

providing best-in-class

property,

casualty,
and specialty reinsurance

and insurance solutions, today

announced that Brent Hoffman

has been
appointed interim General

Counsel, replacing

Sanjoy Mukherjee

who will be leaving the

Company
to pursue other

opportunities effective

April 21, 2023. The Company

will be conducting a search
for Mr. Mukherjee’s

permanent replacement.
Mr. Hoffman

brings more than

25 years of extensive

legal and industry

experience to the role.
Prior to joining Everest, he

served in several

senior claims and

legal positions at major global
(re)insurance organizations

and private practice, recently

as AXA XL’s

Chief Claims Officer,
where he led the company’s

global claims strategy and

operations across multiple business

lines
and geographies. He also

served as General

Counsel – Global

Claims, where he led AXA XL’s

in-
house legal team

supporting all aspects

of the company’s

global claims operations. Additionally,
Mr. Hoffman

held senior leadership

positions at The Hartford

Financial Services

Group, Inc.,
overseeing claims, litigation, and

settlement strategies.

He received his Bachelor

of Arts from
Gettysburg College

and a Juris Doctor from

The Dickinson School of

Law.
“We

are grateful for Sanjoy’s

years of service to Everest

and wish him all the

best in his future
endeavors,” said Juan

C. Andrade, Everest’s

President and CEO. “We

welcome Brent

to lead our
strong legal team in the

interim. His deep understanding

of our business, proven

leadership and
industry acumen make

him well suited for the role. I look

forward to working

closely with Brent as
we continue to position

Everest for future opportunity.”
After his departure on

April 21, Mr. Mukherjee

will remain available

as an advisor to Everest

to
assist in the transition into July

2023.
In addition to his role as

interim General Counsel

of Everest, Mr.

Hoffman will retain his

position
as Head of Claims and

Chief Operations Officer

for the Company’s

Reinsurance busi

ness.
About Everest

Everest is a global underwriting

leader providing best

-in-class property,

casualty, and

specialty
reinsurance and insurance

solutions that address customers’

most pressing challenges.

Known for a
50-year track record of

disciplined underwriting,

capital and risk management,

Everest, through its
global operating affiliates,

is committed to underwriting

opportunity for

colleagues, customers,
shareholders, and

communities worldwide.

Everest common

stock (NYSE: RE) is a component

of the S&P 500 index.
Additional information

about Everest, our people,

and our products

can be found on our

website at
www.everestre.com.